CLOSING STATEMENT

LENDER: **FIRST HORIZON BANK**

BORROWER: **SOUTHERN STATES BANCSHARES, INC.**

LOAN AMOUNT: Extension and modification of $25,000,000 Revolving Loan

DATE OF CLOSING: August 23, 2024

Disbursement	**Amount**
1. Baker Donelson (estimated attorneys' fees and expenses)	**$780.00***
2. Reimbursement to Baker Donelson for expenses for good standing certificates and UCC lien searches	**$264.59***
3. First Horizon Bank (commitment fee)	**$25,000.00****
TOTAL DISBURSEMENTS:	**$26,044.59**

*** Borrower to wire to Baker, Donelson per wire instructions attached hereto as Exhibit A.**
**** Borrower to wire to Lender per wire instructions attached hereto as Exhibit A.**

The undersigned agree to and approve the foregoing disbursements.

SOUTHERN STATES BANCSHARES,

By: [signature]
Name: Lynn Joyce
Title: SEVP & CFO

FIRST HORIZON BANK

By: [signature]
Name: R. Chuck Hunt
Title: SVP

4894-8024-4949v1
2100000-B12168 08/14/2024

EXHIBIT "A" - WIRE INSTRUCTIONS

Baker Donelson (Attorney Fees and Expenses):

Bank Name	First Horizon Bank
Bank ABA	084000026
Account Name	Baker Donelson Bearman Caldwell & Berkowitz, PC
Account Number	9760288
Attention	Jason Strain
Reference	2100000-B12168

First Horizon Bank (Commitment Fee):

Wire to: First Horizon Bank ABA 084000026

Credit: Money Transfer Correspondent Services 114174 6853

FFC: Southern States Bancshares

THIRD AMENDMENT TO LOAN AGREEMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT ("Amendment") is made as of August 23, 2024, by and between **SOUTHERN STATES BANCSHARES, INC.**, an Alabama corporation (the "Borrower") and **FIRST HORIZON BANK**, a Tennessee banking corporation (the "Lender")

Recitals of Fact

Borrower and Lender previously entered into a Loan Agreement dated August 20, 2019, as amended by that certain First Amendment to Loan Agreement dated November 6, 2020 and that certain Second Amendment to Loan Agreement dated July 20, 2022 (as amended, the "Existing Loan Agreement"), pursuant to which Lender committed to make revolving loan to Borrower in the amount of Twenty-Five Million Dollars ($25,000,000.00) as more particularly described therein (the "Loan").

Borrower has now requested that Lender extend the Loan and make certain other modifications, and Lender has agreed to do so on the terms and conditions set forth herein, and in a Third Amended and Restated Revolving Credit Note from Borrower to Lender of even date herewith.

NOW, THEREFORE, incorporating the Recitals of Fact set forth above and in consideration of the mutual agreements herein contained, the parties agree as follows:

AGREEMENTS

1. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Loan Agreement.

2. To induce the Lender to enter into this Amendment, the Borrower does hereby absolutely and unconditionally, certify, represent and warrant to the Lender, and covenant and agree with the Lender, that:

   (a) All representations and warranties made by the Borrower in the Existing Loan Agreement and all documents executed in connection therewith (the "Existing Loan Documents") are true, correct and complete in all material respects as of the date of this Amendment.

   (b) As of the date hereof and with the execution of this Amendment, there are no existing events, circumstances or conditions which constitute, or would, with the giving of notice, lapse of time, or both, constitute Events of Default.

   (c) There are no existing offsets, defenses or counterclaims to the obligations of the Borrower, as set forth in the Existing Loan Documents.

(d) The Borrower has no existing claim for damages against the Lender arising out of or related to the Existing Loan Agreement or any other loans and obligations of the Borrower to the Lender; and, if and to the extent (if any) that the Borrower has any such existing claim, the Borrower does hereby forever release and discharge, in all respects, the Lender with respect to such claim.

(e) The Existing Loan Agreement, as amended by this Amendment, and the other Existing Loan Documents, are valid, genuine, enforceable in accordance with their respective terms, and in full force and effect.

4. Section 5.5(a) of the Existing Loan Agreement is hereby modified and amended to read as follows:

(a) Furnish to Lender as soon as available and in any event within one hundred twenty (120) days after the end of each calendar year, (1) consolidated and consolidating balance sheets of Borrower, the Bank, and each other Subsidiary, as of the end of such year and consolidated and consolidating statements of income of Borrower, the Bank, and each other Subsidiary for the year then ended, together with the audit report and opinion of independent Certified Public Accountants acceptable to the Lender with respect thereto, such audit report and opinion shall contain no exceptions or qualifications unacceptable to Lender; (2) promptly upon receipt, copies of all management letters and other assessments and recommendations, formal or informal, submitted by the Certified Public Accountants to Borrower or each Subsidiary; (3) at Lender's request, a copy of Borrower's FR Y-9 Parent Company Only (and Consolidated, if applicable) financial statement(s) and (4) at Lender's request, a copy of Borrower's F.R. Y-6 Annual Report promptly upon the filing of the same with the Federal Reserve Board; and (5) at Lender's request, a copy of the Bank's Call Report promptly upon the filing with the appropriate regulatory agency. To the extent that Borrower is publicly-traded and the foregoing financial statements are publicly available without cost via its filings with the SEC, the Federal Reserve, the FDIC, and/or other applicable regulatory agencies, Borrower's timely filing with such agencies shall constitute delivery to Lender hereunder.

5. Section 5.19 of the Existing Loan Agreement is hereby modified and amended to read as follows:

5.19 Compliance Certificate. Furnish to Lender a Certificate of Compliance, substantially in the form of Exhibit H attached hereto, duly certified by the Chief Executive Officer or the Chief Financial Officer of Borrower within forty-five (45) days after the end of each calendar quarter stating that Borrower, Bank and each Subsidiary, as applicable, are in compliance with all terms, covenants and conditions of this Loan Agreement and all related Loan Documents, including, but not limited to, Sections 5.1 – 5.17 of this Agreement. Such Certificate of Compliance shall include a worksheet, in form acceptable to Lender, showing how the numerator and denominator of each financial covenant reported on the Certificate of Compliance was calculated, and such Certificate of Compliance shall otherwise be in form and substance reasonably satisfactory to Lender.

6. **<u>Exhibit A</u>** of the Existing Loan Agreement is hereby deleted and replaced with **<u>Exhibit A</u>** attached to this Amendment.

7. **<u>Schedule 1.5</u>** of the Existing Loan Agreement is hereby deleted and replaced with **<u>Schedule 1.5</u>** attached to this Amendment.

8. The definition of "Maturity Date" in **<u>Appendix A</u>** of the Existing Loan Agreement is hereby deleted and replaced with the following:

   "<u>Maturity Date</u>" shall mean August 31, 2026.

9. This Amendment shall be effective upon the Lender's receipt (and counter-signature where required) of (i) duly executed original counterparts of this Amendment and the Third Amended and Restated Revolving Credit Note of the Borrower of even date herewith, (ii) resolutions and evidence of good standing with respect to the Borrower and the Bank as the Lender may require, and (iii) a commitment fee equal to Twenty-Five Thousand Dollars ($25,000.00), which the Borrower agrees is fair and reasonable considering the condition of the money market, the creditworthiness of the Borrower, the interest rate to be paid, and the nature of the security of the Loan, and (iv) such other items as Lender may require in connection herewith. Borrower shall pay the reasonable fees and expenses of Lender's counsel in connection herewith.

10. All references in the Existing Loan Agreement and in any other Loan Documents to the Loan Agreement shall, except as the context may otherwise require, be deemed to constitute references to the Loan Agreement as amended hereby.

11. All terms and provisions of the Existing Loan Agreement or any other Loan Document as heretofore amended, which are inconsistent with the provisions of this Amendment are hereby modified and amended to conform hereto; and, as so modified and amended, are hereby ratified, approved and confirmed. Except as otherwise may be expressly provided herein, this Amendment shall become effective as of the date set forth in the initial paragraph hereof.

    Signatures follow.

IN WITNESS WHEREOF, the Borrower and the Lender have caused this Agreement to be executed by their respective officers, duly authorized so to do, all as of the day and year first above written.

Borrower:

SOUTHERN STATES BANCSHARES, INC.

By: [signature]
Name: Lynn Joyce
Title: SEVP, CFO

Lender:

FIRST HORIZON BANK, a Tennessee banking corporation

By: [signature]
Name: K. Chuck Hurt
Title: SVP

4867-4896-6357v2
2100000-B12168 08/16/2024

EXHIBIT A
NOTE

[See attached]

SCHEDULE 1.5
FUNDING INSTRUCTIONS

The following individuals are authorized to request wire transfers:

Mark Chambers
(334) 737-1092 office
(334) 300-6000 cell
mchambers@ssbank.bank

Lynn Joyce
(205) 820-8065 office
(205) 807-2282 cell
ljoyce@ssbank.bank

Wire transfer instructions:

Receiving Bank:
Bank Name: Southern States Bank
Routing Number: 062206622

Beneficiary:
Name: Southern States Bancshares, Inc.
Account Number: 8600016193

THIRD AMENDED AND RESTATED REVOLVING CREDIT NOTE

$25,000,000.00

Memphis, Tennessee
August 23, 2024

ON OR BEFORE August 31, 2026 (the "Maturity Date"), the undersigned, **SOUTHERN STATES BANCSHARES, INC.,** an Alabama corporation ("Maker"), promises to pay to the order of **FIRST HORIZON BANK**, a Tennessee banking corporation ("Lender"), the principal sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000.00), value received, together with interest from date until maturity, upon disbursed and unpaid principal balances, at the rate hereinafter specified, said interest being payable quarterly, on the last day of each quarter hereafter, commencing on September 30, 2024 (and each December 31, March 31, June 30, and September 30 thereafter), with the final installment of interest being due and payable concurrently on the same date that the principal balance is due hereunder.

The "Maturity Date" may be extended one or more times pursuant to the provisions of that certain Loan Agreement, dated August 20, 2019, between the Maker and the Lender, as said agreement has been and may be hereafter amended or modified (the "Loan Agreement"); and, if so extended, such extended date shall thereupon constitute the Maturity Date. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.

The interest rate on this Note is subject to change from time to time based on changes in an independent index (the "Index") which is the WSJ Prime Rate (as hereinafter defined) adjusted and determined, as of the date of this Note and on each day on which the Index changes hereafter (the "Interest Rate Change Date"). When a range of rates has been published, the higher of the rates will be used. The "WSJ Prime Rate" shall mean the prime rate of interest as reported in The Wall Street Journal published daily. Each change in the Index shall become effective, without notice to the Maker, on each Interest Rate Change Date following any change in the WSJ Prime Rate (subject to the floor on the Contract Rate); provided, however, that if The Wall Street Journal is not published on such date, the WSJ Prime Rate shall be determined by reference to The Wall Street Journal last published immediately preceding such date. The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute index after notice to Maker. Lender will tell Maker the current Index rate upon Maker's request. Maker understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each day. The Index is currently 8.5% per annum. The interest rate to be applied to the unpaid principal balance of this Note (the "Contract Rate") will be the Index, provided, in no event shall the Contract Rate ever be less than five and 00/100 percent (5.00%) per annum, which results in an initial interest rate of 8.5% per annum. NOTICE: Under no circumstances will the interest rate on the Note be more than the maximum rate allowed by applicable law.

The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

In the event that the foregoing provisions should be construed by a court of competent jurisdiction not to constitute a valid, enforceable designation of a rate of interest or method of determining same, the indebtedness hereby evidenced shall bear interest at the lesser of (a) ten percent (10%) per annum or (b) the maximum effective variable contract rate which may be charged by the Lender under applicable law from time to time in effect (the "Maximum Rate").

Notwithstanding the foregoing, upon the occurrence of an Event of Default (as defined in the Loan Agreement), the Lender, at its option, may charge, and the Maker agrees to pay, interest on disbursed and unpaid principal balances at the default rate (the "Default Rate") per annum equal to the lesser of (a) the Maximum Rate or (b) (i) the Contract Rate plus (ii) four percent (4%).

Any amounts not paid when due hereunder (whether by acceleration or otherwise) shall bear interest after maturity at the Default Rate.

For any payment which is not made within ten (10) days of the due date for such payment, the Maker shall pay a late fee. The late fee shall equal five percent (5%) of the unpaid portion of the past-due payment.

This Note is secured by the Pledge Agreement, as the same may be modified, restated, amended, or extended (the "Security Documents") and may now or hereafter be secured by other mortgages, trust deeds, assignments, security agreements, or other instruments of pledge or hypothecation.

All installments of interest, and the principal hereof, are payable at the office of First Horizon Bank, 165 Madison Avenue, Memphis, Tennessee 38103, or at such other place as the holder may designate in writing, in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment.

If the Maker shall fail to make payment of any installment of principal or interest, within ten (10) days of its due date, or upon any default in the terms and provisions of any of the Security Documents, or upon any default in any other mortgage, trust deed, security agreement, or other instrument of pledge or hypothecation which now or hereafter secures the payment of the indebtedness evidenced hereby, or upon the occurrence of any Event of Default under the Loan Agreement, or upon the death or dissolution of the Maker (or if the Maker is a partnership, the death or dissolution of any general partner thereof), or upon any default in the payment or performance of any other indebtedness, liability or obligation now or hereafter owed by the Maker to the holder hereof, if any such default is not cured within any cure period applicable thereto, then and in any such event, the entire unpaid principal balance of the indebtedness evidenced hereby, together with all interest then accrued, shall, at the absolute option of the holder hereof, at once become due and payable, without demand or notice, the same being expressly waived and Lender may exercise any right, power or remedy permitted by law or equity, or as set forth herein or in the Loan Agreement or any other Loan Document.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, or to represent the rights of the Lender in connection with any loan documentation executed in connection herewith, or to defend

successfully against any claim, cause of action or suit brought by the Maker against the Lender, the Maker shall pay on demand all costs of collection and litigation (including court costs), together with a reasonable attorney's fee. These include, but are not limited to, the Lender's reasonable attorney's fees and legal expenses, whether or not there is a lawsuit, including attorney's fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction) and appeals.

The Lender and the Maker hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by either Lender or Maker against the other.

To the extent permitted by applicable law, the Lender reserves a right of setoff in all the Maker's accounts with the Lender (whether checking, savings, or some other account). This includes all accounts the Maker may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. The Maker authorizes the Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on the indebtedness against any and all such accounts, and, at the Lender's option, to administratively freeze all such accounts to allow the Lender to protect the Lender's charge and setoff rights provided in this paragraph.

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each business entity that opens an account. What this means to Maker: When Maker opens an account, the Lender will ask for Federal Tax Identification Number, physical street address, full legal name of the Maker and other information that will allow the Lender to identify Maker. The Lender may also ask Maker to provide copies of certain documents that will aid in confirming this information.

The Maker and any endorsers or guarantors hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions or the period or periods thereof, without notice to them and without affecting their liability thereon. Maker agrees that borrowers, endorsers, guarantors and sureties may be added or released without notice and without affecting Maker's liability hereunder. The liability of Maker shall not be affected by the failure of Lender to perfect or otherwise obtain or maintain the priority or validity of any security interest in any collateral. The liability of Maker shall be absolute and unconditional and without regard to the liability of any other party hereto.

It is the intention of the Lender and the Maker to comply strictly with applicable usury laws; and, accordingly, in no event and upon no contingency shall the holder hereof ever be entitled to receive, collect, or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum effective contract rate which the Lender may lawfully charge under applicable statutes and laws from time to time in effect; and in the event that the holder hereof ever receives, collects, or applies as interest any such excess, such amount which, but for this provision, would be excessive interest, shall be applied to the reduction of the principal amount of the indebtedness hereby evidenced; and if the principal amount of the indebtedness evidenced hereby, all lawful interest thereon and all lawful fees and charges in connection therewith, are paid in full, any remaining excess shall forthwith be paid to the Maker,

or other party lawfully entitled thereto. All interest paid or agreed to be paid by the Maker shall, to the maximum extent permitted under applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permitted by applicable law. Any provision hereof, or of any other agreement between the holder hereof and the Maker, that operates to bind, obligate, or compel the Maker to pay interest in excess of such maximum effective contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between the holder hereof and the Maker that is in conflict with the provisions of this paragraph.

This Note shall be governed and construed according to the statutes and laws of the State of Tennessee from time to time in effect, except to the extent that any applicable federal law may permit the charging of a higher rate of interest than applicable state law, in which event such applicable federal law, as amended and supplemented from time to time shall govern and control the maximum rate of interest permitted to be charged hereunder; it being intended that, as to the maximum rate of interest which may be charged, received, and collected hereunder, those applicable statutes and laws, whether state or federal, from time to time in effect, which permit the charging of a higher rate of interest, shall govern and control; provided, always, however, that in no event and under no circumstances shall the Maker be liable for the payment of interest in excess of the maximum rate permitted by such applicable law, from time to time in effect.

The principal amount of this Note may be prepaid in whole or in part at any time, and from time to time without penalty or premium, provided, however, that if an Interest Rate Swap has been entered into in connection with this Note, any full or partial prepayments of principal amounts due under this Note may require termination or adjustment of the Interest Rate Swap and may result in a payment due from Maker per the terms and conditions of the Interest Rate Swap.

This Note evidences a revolving line of credit. Advances under this Note may be requested either orally or in writing by the Maker or by an authorized person. The Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to the Lender are to be directed to the Lender at the Lender's address. The Maker agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person, or (b) credited to any of the Maker's accounts with the Lender. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by the Lender's internal records, including daily computer print-outs. The Lender will have no obligation to advance funds under this Note if: (a) the Maker or any guarantor is in default under the terms of this Note or any agreement that the Maker or any guarantor has with the Lender, including any agreement made in connection with the signing of this Note; (b) the Maker or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with the Lender; or (d) the Maker has applied funds provided pursuant to this Note for purposes other than those authorized by the Lender.

Lender is hereby authorized to disclose any financial or other information about Maker to any regulatory body or agency having jurisdiction over Lender and to any present, future or prospective participant or successor in interest in any loan or other financial accommodation made by Lender to Maker. The information provided may include, without limitation, amounts, terms, balances, payment history, return item history and any financial or other information about Maker. However, subject to applicable law, Lender shall use reasonable efforts to protect the confidentiality of the terms and conditions of the Loan in all other respects.

The invalidity or unenforceability of any one or more provisions of this Note shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

The covenants, conditions, waivers, releases and agreements contained in this Note shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns; provided, however, that this Note cannot be assigned by Maker without the prior written consent of Lender, and any such assignment or attempted assignment by Maker without consent shall be void and of no effect with respect to Lender.

Lender may from time to time sell or assign, in whole or in part, or grant participations in, the Loan, this Note and/or the obligations evidenced thereby. The holder of any such sale, assignment or participation, if the applicable agreement between Lender and such holder so provides, shall be: (a) entitled to all of the rights, obligations and benefits of Lender; and (b) deemed to hold and may exercise the rights of setoff or banker's lien with respect to any and all obligations of such holder to Maker, in each case as fully as though Maker were directly indebted to such holder. Lender may in its discretion give notice to Maker of such sale, assignment or participation; however, the failure to give such notice shall not affect any of Lender's or such holder's rights hereunder.

Maker irrevocably appoints each and every member and/or officer of Maker as its attorneys upon whom may be served, by certified mail at the address set forth in the Loan Agreement, or such other address as may be directed by Maker, in writing, any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note or any other Loan Document; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any state or federal court sitting in Memphis, Shelby County, Tennessee, by service of process on any such owner, partner and/or officer; and Maker agrees that such courts of the state shall have jurisdiction with respect to the subject matter hereof and the person of Maker and all collateral securing the obligations of Maker. Maker agrees not to assert any defense to any action or proceeding initiated by Lender based upon improper venue or inconvenient forum.

This Third Amended and Restated Revolving Credit Note amends and restates that certain Second Amended and Restated Revolving Credit Note dated July 20, 2022, in the principal amount of Twenty-Five Million Dollars ($25,000,000.00), executed by the Maker and payable to the order of the Lender, which amended and restated that certain Amended and Restated Revolving Credit Note dated November 6, 2020, in the principal amount of Twenty-

Five Million Dollars ($25,000,000.00), executed by the Maker and payable to the order of the Lender, which amended and restated that certain Revolving Credit Note dated August 20, 2019, in the principal amount of Twenty-Five Million Dollars ($25,000,000.00), executed by the Maker and payable to the order of the Lender (collectively, the "Prior Notes"). The indebtedness heretofore evidenced by the Prior Notes is not discharged or cancelled by the execution hereof. From and after the date hereof, said indebtedness evidenced by the Prior Notes shall be evidenced by, and shall be payable in accordance with, the provisions of this Note; and the collateral security which secured the indebtedness heretofore evidenced by the Prior Notes shall continue to secure the indebtedness evidenced hereby.

[Signature page follows]

SOUTHERN STATES BANCSHARES, INC.

By: [signature]
Name: Lynn Joyce
Title: SEVP & CFO

MAKER

[Signature Page to Third Amended and Restated Revolving Credit Note]

4876-7453-1285v1
2100000-B12168 08/05/2024

SECRETARY'S CERTIFICATE OF
SOUTHERN STATES BANCSHARES, INC.

The undersigned certifies that she is the Secretary of Southern States Bancshares, Inc., an Alabama corporation (the "Company"), and, as such Secretary, has access to the records of the Company, and certifies on behalf of the Company, as to the following:

1. There have been no amendments or modifications to the Articles of Incorporation the Company since previously delivered to First Horizon Bank ("Lender") on or about November 6, 2020, and the same are in full force and effect as of the date hereof.

2. There have been no amendments or modifications to the Bylaws of the Company since previously delivered to Lender on or about November 6, 2020, and the same are in full force and effect as of the date hereof.

3. Attached hereto as "Exhibit A" is a true and correct copy of certain resolutions passed by the Board of Directors of the Company by unanimous written consent, in accordance with applicable law and the Articles of Incorporation and Bylaws of the Company, which resolutions have not been amended, modified, or repealed in any respect, are in full force and effect as of the date hereof, and contain the only resolutions adopted by the Board of Directors of the Company relating to the transactions contemplated therein.

4. Each person whose name is set forth below is the duly elected, qualified and acting officer of the Company, holding the office set forth opposite each name, and the signature appearing opposite the name of each officer is the true and genuine signature of such officer, and each such officer is authorized to sign on behalf of the Company any documents to which the Company is a party.

[Remainder of Page Intentionally Left Blank]

Name	**Office**	**Signature**
Mark Chambers	CEO and President	/s/ Mark Chambers
Lynn Joyce	SEVP and CFO	/s/ Lynn Joyce

IN WITNESS WHEREOF, the undersigned Secretary of the Company has executed this Certificate as of August 23, 2024.

/s/ Lynn Joyce
Lynn Joyce, Secretary

EXHIBIT "A"
[Resolutions – See attached]

RESOLUTIONS OF THE BOARD OF DIRECTORS OF SOUTHERN STATES BANCSHARES, INC., AN ALABAMA CORPORATION ("COMPANY")

WHEREAS, the Company previously obtained a revolving loan from First Horizon Bank (the "Lender") in the original principal amount of up to Twenty-Five Million Dollars ($25,000,000.00) (the "Loan"), bearing interest at a variable rate, on terms and conditions mare particularly described in a Loan Agreement dated August 20, 2019, executed by this Company and the Lender (the "Loan Agreement"); and

WHEREAS, as security for the Loan, this Company has pledged all of its capital stock in Southern States Bank ("Bank"), all as more particularly described in a Pledge and Security Agreement dated August 20, 2019 executed by the Company; and

WHEREAS, the Company has asked the Lender to extend the maturity date of the Loan and modify certain provisions of the Loan Agreement, and the Lender is willing to do so on the terms set forth in a Third Amendment to Loan Agreement and a Third Amended and Restated Revolving Credit Note, each of even date herewith (the "Amendment Documents");

NOW, THEREFORE, BE IT RESOLVED, that this Company enter into the Amendment Documents.

BE IT FURTHER RESOLVED, that Mark Chambers and Lynn Joyce, the CEO and President and the SEVP and Chief Financial Officer, respectively, of the Company, or either of them acting alone be, and they are hereby authorized, empowered, and directed, on behalf of the Company:

(a) To make, execute, and deliver to said Lender the Third Amendment to Loan Agreement, such Second Amendment to Loan Agreement to contain such terms and provisions as said Lender may require; and

(b) To make, execute and deliver to said Lender the Third Amended and Restated Revolving Credit Note in the principal amount of Twenty-Five Million Dollars ($25,000,000.00), containing such terms and provisions as said Lender may require.

BE IT FURTHER RESOLVED, that either of said officers be, and he or she is hereby, authorized, empowered and directed, in behalf of the Company, to execute any and all other certificates, amendments, warranties, agreements, stock powers, or other instruments and documents, of any kind or nature, and to take all such other action which, in his or her discretion, may be necessary to consummate said transaction.

Lynn Joyce [initials]
I, ~~Sheila Wells~~, do hereby certify that I am the Secretary of Southern States Bancshares, Inc., a corporation organized and existing under the laws of the State of Alabama, and that as such Secretary I am keeper of its corporate records. I further certify that the above and foregoing is a true, correct, and exact copy of the Resolutions unanimously passed at a special meeting of the Board of Directors, in strict accordance with law and the charter and bylaws of the corporation, at which meeting a quorum was continuously present, and that said Resolutions are now in full force and effect and have been spread upon the minute book of the corporation.

I further certify that Mark Chambers and Lynn Joyce are the Chief Executive Officer and President and the SEVP and Chief Financial Officer, respectively, of the Company.

Dated as of the 23 day of August, 2024.

[signature: Lynn Joyce]
The Secretary of
Southern States Bancshares, Inc.

4869-0533-5253v1
2100000-B12168 08/05/2024

SECRETARY'S CERTIFICATE OF
SOUTHERN STATES BANK

The undersigned certifies that she is the Secretary of Southern States Bank, an Alabama banking corporation (the "Company"), and, as such Secretary, has access to the records of the Company, and certifies on behalf of the Company, as to the following:

1. There have been no amendments or modifications to the Articles of Incorporation the Company since previously delivered to First Horizon Bank ("Lender") on or about August 20, 2019, and the same are in full force and effect as of the date hereof.

2. There have been no amendments or modifications to the Bylaws of the Company since previously delivered to Lender on or about August 20, 2019, and the same are in full force and effect as of the date hereof.

3. Each person whose name is set forth below is the duly elected, qualified and acting officer of the Company, holding the office set forth opposite each name, and the signature appearing opposite the name of each officer is the true and genuine signature of such officer, and each such officer is authorized to sign on behalf of the Company any documents to which the Company is a party.

[Remainder of Page Intentionally Left Blank]

Name	**Office**	**Signature**
Mark Chambers	CEO and President	/s/ Mark Chambers
Lynn Joyce	SEVP and CFO	/s/ Lynn Joyce

IN WITNESS WHEREOF, the undersigned Secretary of the Company has executed this Certificate as of August 23, 2024.

/s/ Lynn Joyce

Lynn Joyce, Secretary